Exhibit 99.1

Verisk Reports First-Quarter 2021 Financial Results

•	Consolidated revenues were $726.1 million, up 5.3%, and up 3.4% on an organic constant currency (OCC) basis for the first quarter of 2021.
•	Net income attributable to Verisk was $168.6 million, down 1.8% for the first quarter of 2021. Adjusted EBITDA, a non-GAAP measure, was $345.5 million, up 8.7%, and up 5.2% on an OCC basis.
•

Diluted GAAP earnings per share attributable to Verisk (diluted EPS) were $1.03 for the first quarter of 2021, down 1.0%. Diluted adjusted earnings per share (diluted adjusted EPS), a non-GAAP measure, were $1.23, up 5.1%.

•	Net cash provided by operating activities was $448.7 million, up 23.7% for the first quarter of 2021. Free cash flow, a non-GAAP measure, was $389.5 million, up 25.8%.
•	We paid a cash dividend of 29 cents per share on March 31, 2021. Our Board of Directors approved a cash dividend of 29 cents per share payable on June 30, 2021.
•	We repurchased $100.0 million of our shares during the first quarter of 2021.

JERSEY CITY, N.J., May 4, 2021 — Verisk (Nasdaq:VRSK), a leading global data analytics provider, today announced results for the first quarter ended March 31, 2021.

Scott Stephenson, chairman, president, and CEO, said, “I am very pleased with our start to 2021. Our first quarter results demonstrate solid financial performance and continued operating excellence despite the ongoing challenges from the pandemic. As we mark our 50th anniversary, our mission remains the same as it was at the start – to serve as a trusted partner to our customers by transforming data into insights and operational efficiencies and to solve their most complex problems. We have strong conviction in our long-term growth strategy and our plans to create durable shareholder value."

Lee Shavel, CFO and group president, said, “Verisk delivered organic constant currency revenue growth of 3.4% and organic constant currency adjusted EBITDA growth of 5.2% in the first quarter, led by continued strength in our insurance business. We generated solid free cash flow to invest in future growth opportunities while also returning capital to shareholders. We remain focused on maximizing value creation for all our stakeholders.”

Summary of Results (GAAP and Non-GAAP)

(in millions, except per share amounts)

Note: Adjusted EBITDA, diluted adjusted EPS attributable to Verisk, and free cash flow are non-GAAP measures.

	Three Months Ended
	March 31,
	2021	2020	Change
Revenues	$726.1	$689.8	5.3%
Net income attributable to Verisk	168.6	171.7	(1.8)
Adjusted EBITDA	345.5	318.0	8.7
Diluted GAAP EPS attributable to Verisk	1.03	1.04	(1.0)
Diluted adjusted EPS	1.23	1.17	5.1
Net cash provided by operating activities	448.7	362.6	23.7
Free cash flow	389.5	309.7	25.8

Revenues

Consolidated revenues increased 5.3%, and 3.4% on an OCC basis, for first-quarter 2021. In late March 2020, we analyzed our solutions and services to assess the impact of COVID-19 on our revenue streams. We did not identify any material impact stemming from COVID-19 on approximately 85% of our revenues as much of these revenues are subscription-based and subject to long-term contracts. These revenues increased 4.9% on an OCC basis in the first quarter of 2021. Of the remaining 15%, we have identified specific solutions and services, largely transactional in nature, that are being negatively impacted by COVID-19. These revenues declined approximately 5.9% on an OCC basis in first-quarter 2021 compared to the prior-year period.

Revenues and Revenue Growth by Segment

(in millions)

			Revenue Growth
	Three Months Ended		Three Months Ended
	March 31,		March 31, 2021
	2021	2020	Reported	OCC
Underwriting & rating	$377.1	$350.0	7.7%	5.3%
Claims	158.5	145.3	9.0	7.9
Insurance	535.6	495.3	8.1	6.0
Energy and Specialized Markets	156.2	154.2	1.3	(0.6)
Financial Services	34.3	40.3	(15.0)	(12.8)
Revenues	$726.1	$689.8	5.3	3.4

Insurance segment revenues grew 8.1% in the first quarter and 6.0% on an OCC basis.

•

Underwriting and rating revenues increased 7.7% in the quarter and 5.3% on an OCC basis, resulting primarily from annual increases in prices derived from continued enhancements to the content of the solutions within our industry-standard insurance programs, as well as selling expanded solutions to existing customers in commercial and personal lines. In addition, catastrophe modeling services and our international software solutions contributed to the growth. These increases were partially offset by a decrease in certain transactional revenues.

•	Claims revenues grew 9.0% in the quarter and 7.9% on an OCC basis. Growth was primarily driven by our repair cost estimating solutions revenue.

Energy and Specialized Markets segment revenue increased 1.3% in the quarter and declined 0.6% on an OCC basis. Growth in core research and environmental health and safety service revenues was offset by declines in transactional and consulting revenues.

Financial Services segment revenue decreased 15.0% in the quarter and 12.8% on an OCC basis, primarily due to certain contract transitions, projects that did not reoccur and lower levels of consulting spending from our bank customers stemming from the COVID-19 pandemic.

Net Income and Adjusted EBITDA

During first-quarter 2021, net income attributable to Verisk declined 1.8%. Adjusted EBITDA increased 8.7%, and 5.2% on an OCC basis.

EBITDA and Adjusted EBITDA by Segment

(in millions)

Note: Consolidated EBITDA and adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues. See "Non-GAAP Reconciliations" below for a reconciliation to the nearest GAAP measure.

	Three Months Ended March 31,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
							2021	2021
	2021	2020	2021	2020	2021	2020	Reported	OCC	2021	2020
Insurance	$289.0	$273.2	54.0%	55.2%	$288.9	$257.4	12.2%	8.3%	53.9%	52.0%
Energy and Specialized Markets	53.7	49.4	34.4	32.0	53.7	49.4	8.8	6.6	34.4	32.0
Financial Services	2.9	14.7	8.3	36.4	2.9	11.2	(74.4)	(73.8)	8.3	27.6
Consolidated	$345.6	$337.3	47.6	48.9	$345.5	$318.0	8.7	5.2	47.6	46.1

Earnings Per Share

Diluted EPS attributable to Verisk decreased 1.0% to $1.03 for the first quarter of 2021 primarily due to a higher effective tax rate.

Diluted adjusted EPS increased 5.1% to $1.23 for the first quarter of 2021, reflecting cost discipline in the business, a reduction in travel expenses as a result of COVID-19, and a lower average share count.

Cash Flow

Net cash provided by operating activities was $448.7 million for the first quarter of 2021, up 23.7%. Capital expenditures were $59.2 million for the first quarter, up 11.9%. Free cash flow was $389.5 million, up 25.8%, primarily due to an increase in cash collections from customers and a reduction in travel payments as a result of COVID-19.

Free cash flow represented 112.7% of adjusted EBITDA for the first quarter, compared with 97.4% in the prior-year period.

Dividend

On March 31, 2021, we paid a cash dividend of 29 cents per share of common stock issued and outstanding to the holders of record as of March 15, 2021.

On April 28, 2021, our Board of Directors approved a cash dividend of 29 cents per share of common stock issued and outstanding, payable on June 30, 2021, to holders of record as of June 15, 2021.

Share Repurchases

Including the accelerated share repurchase (ASR) settled in the first quarter of 2021, we repurchased approximately 561 thousand shares at an average price of $178.40, for a total cost of $100.0 million for the first quarter of 2021. On March 31, 2021, we had $478.8 million remaining under our share repurchase authorization.

Conference Call

Our management team will host a live audio webcast to discuss the financial results and business highlights on Wednesday, May 5, 2021, at 8:30 a.m. EDT (5:30 a.m. PDT, 1:30 p.m. BST). All interested parties are invited to listen to the live event via webcast on our investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.

A replay of the webcast will be available for 30 days on our investor website and through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID #7598329.

About Verisk

We (Nasdaq:VRSK) provide predictive analytics and decision support solutions to customers in the insurance, energy and specialized markets, and financial services industries. More than 70 percent of the FORTUNE 100 uses our advanced technologies to manage risks, make better decisions and improve operating efficiency. Our analytic solutions address insurance underwriting and claims, fraud, regulatory compliance, natural resources, catastrophes, economic forecasting, geopolitical risks, as well as environmental, social, and governance (ESG) matters. Celebrating our 50th anniversary, we continue to make the world better, safer, and stronger, and foster an inclusive and diverse culture where all team members feel they belong. With more than 100 offices in nearly 35 countries, we consistently earn certification by Great Place to Work®. For more, please visit our website at www.verisk.com or follow our social media profiles on LinkedIn, Twitter, Facebook, and YouTube.

Contact:

Investor Relations
Stacey Brodbar
Head of Investor Relations
Verisk
201-469-4327
IR@verisk.com

Media

Alberto Canal

Head of External Communications

201-469-2618

Alberto.Canal@verisk.com

Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, our expectation and ability to pay a cash dividend on our common stock in the future, subject to the determination by our Board of Directors and based on an evaluation of our earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as supplemental information regarding our operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. We believe that our presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. In addition, our management uses these measures for reviewing our financial results, for budgeting and planning purposes, and for evaluating the performance of senior management.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related costs (earn-outs), gain/loss from dispositions (which includes businesses held for sale), and nonrecurring gain/loss. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. We believe these measures are useful and meaningful because they allow for greater transparency regarding our operating performance and facilitate period-to-period comparison.

Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related costs (earn-outs), net of tax; (iii) gain/loss from dispositions (which includes businesses held for sale), net of tax; and (iv) nonrecurring gain/loss, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. We believe these measures are useful and meaningful because they allow evaluation of the after-tax profitability of our results excluding the after-tax effect of acquisition-related costs and nonrecurring items.

Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. We believe free cash flow is an important measure of the recurring cash generated by our operations that may be available to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Organic Constant Currency (OCC): Our operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact changes in value over time compared with the U.S. dollar; accordingly, we present certain constant currency financial information to assess how we performed excluding the impact of foreign currency exchange rate fluctuations. We calculate constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. We define “organic” as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale) that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. The organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison. A disposition’s results are removed from all prior periods presented to allow for comparability. We believe organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of our business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.

See page 10 for a reconciliation of consolidated adjusted EBITDA and a segment results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of segment adjusted EBITDA margin, a reconciliation of adjusted EBITDA expenses, and a reconciliation of diluted adjusted EPS. See page 12 for a reconciliation of net cash provided by operating activities to free cash flow.

Attached Financial Statements

Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of March 31, 2021 and December 31, 2020

	2021	2020
	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$390.9	$218.8
Accounts receivable, net of allowance for doubtful accounts of $19.3 and $17.7, respectively	519.5	432.4
Prepaid expenses	82.9	81.2
Income taxes receivable	—	25.4
Other current assets	48.3	36.4
Total current assets	1,041.6	794.2
Noncurrent assets:
Fixed assets, net	646.6	632.3
Operating lease right-of-use assets, net	264.0	267.6
Intangible assets, net	1,355.7	1,384.8
Goodwill	4,135.6	4,108.1
Deferred income tax assets	9.0	9.1
Other noncurrent assets	358.0	365.7
Total assets	$7,810.5	$7,561.8

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	380.2	407.3
Short-term debt and current portion of long-term debt	464.8	514.3
Deferred revenues	723.9	466.7
Operating lease liabilities	37.5	38.7
Income taxes payable	16.5	3.8
Total current liabilities	1,622.9	1,430.8
Noncurrent liabilities:
Long-term debt	2,699.6	2,699.6
Deferred income tax liabilities	399.6	396.9
Operating lease liabilities	269.6	271.6
Other noncurrent liabilities	47.3	64.7
Total liabilities	5,039.0	4,863.6
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 162,466,592 and 162,817,526 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,515.3	2,490.9
Treasury stock, at cost, 381,536,446 and 381,185,512 shares, respectively	(4,277.0)	(4,179.3)
Retained earnings	4,884.1	4,762.2
Accumulated other comprehensive losses	(366.2)	(375.7)
Total Verisk stockholders' equity	2,756.3	2,698.2
Noncontrolling interest	15.2	—
Total stockholders’ equity	2,771.5	2,698.2
Total liabilities and stockholders’ equity	$7,810.5	$7,561.8

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three Months Ended March 31, 2021 and 2020

	Three Months Ended March 31,
	2021	2020
	(in millions, except for share and per share data)
Revenues	$726.1	$689.8
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	262.4	257.7
Selling, general and administrative	119.8	112.1
Depreciation and amortization of fixed assets	48.5	46.1
Amortization of intangible assets	45.0	41.0
Other operating income	—	(19.4)
Total operating expenses	475.7	437.5
Operating income	250.4	252.3
Other income (expense):
Investment income (loss) and others, net	1.7	(2.1)
Interest expense	(35.4)	(33.5)
Total other expense, net	(33.7)	(35.6)
Income before income taxes	216.7	216.7
Provision for income taxes	(48.7)	(45.0)
Net income	168.0	171.7
Less: Net loss attributable to noncontrolling interest	(0.6)	—
Net income attributable to Verisk	$168.6	$171.7
Basic net income per share attributable to Verisk	$1.04	$1.05
Diluted net income per share attributable to Verisk	$1.03	$1.04
Weighted-average shares outstanding:
Basic	162,641,819	162,894,306
Diluted	164,436,717	165,724,120

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Three Months Ended March 31, 2021 and 2020

	Three Months Ended March 31,
	2021	2020
	(in millions)
Cash flows from operating activities:
Net income	$168.0	$171.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	48.5	46.1
Amortization of intangible assets	45.0	41.0
Amortization of debt issuance costs and original issue discount, net of original issue premium	0.4	0.3
Provision for doubtful accounts	3.2	1.5
Gain on sale of assets	—	(19.4)
Stock-based compensation expense	25.4	19.6
Realized loss on available-for-sale securities, net	—	0.5
Deferred income taxes	(0.7)	(0.1)
Loss on disposal of fixed assets, net	—	0.3
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(89.5)	(96.5)
Prepaid expenses and other assets	(4.2)	(18.5)
Operating lease right-of-use assets, net	10.4	9.3
Income taxes	38.4	41.0
Accounts payable and accrued liabilities	(25.9)	(61.8)
Deferred revenues	256.9	237.6
Operating lease liabilities	(10.1)	(10.5)
Other liabilities	(17.1)	0.5
Net cash provided by operating activities	448.7	362.6
Cash flows from investing activities:
Acquisitions and purchase of controlling interest, net of cash acquired of $3.8 and $0.0, respectively	(13.7)	—
Proceeds from sale of assets	—	23.1
Investments in nonpublic companies	—	(63.8)
Capital expenditures	(59.2)	(52.9)
Payment of contingent liability related to acquisition	(1.2)	—
Other investing activities, net	0.4	6.1
Net cash used in investing activities	(73.7)	(87.5)

	Three Months Ended March 31,
	2021	2020
	(in millions)
Cash flows from financing activities:
Repayments of short-term debt, net	(50.0)	(75.0)
Proceeds from issuance of short-term debt with original maturities greater than three months	—	20.0
Repurchases of common stock	(100.0)	(173.8)
Proceeds from stock options exercised	7.6	19.2
Net share settlement of taxes from restricted stock and performance share awards	(7.8)	—
Dividends paid	(47.1)	(43.9)
Other financing activities, net	(1.9)	(1.9)
Net cash used in financing activities	(199.2)	(255.4)
Effect of exchange rate changes	(3.7)	(0.2)
Net increase in cash and cash equivalents	172.1	19.5
Cash and cash equivalents classified within current assets held for sale, beginning of period	—	0.3
Cash and cash equivalents, beginning of period	218.8	184.6
Cash and cash equivalents, end of period	$390.9	$204.4
Supplemental disclosures:
Income taxes paid	$10.8	$4.1
Interest paid	$19.5	$22.6
Noncash investing and financing activities:
Deferred tax liability established on date of acquisition	$2.2	$—
Finance lease additions	$2.0	$1.5
Operating lease additions, net of terminations	$6.7	$1.6
Fixed assets included in accounts payable and accrued liabilities	$0.9	$0.7
Dividends included in accrued liabilities and other liabilities	$0.4	$1.0
Gain on sale of assets included in other current and long-term assets	$—	$3.5
Held for sale assets contributed to a nonpublic company	$—	$65.9

Non-GAAP Reconciliations

Consolidated Adjusted EBITDA Reconciliation

(in millions)

Note: Adjusted EBITDA is a non-GAAP measure. Margin is calculated as a percentage of consolidated revenues.

	Three Months Ended March 31,
	2021		2020
	Total	Margin	Total	Margin
Net income	$168.0	23.1%	$171.7	24.9%
Depreciation and amortization of fixed assets	48.5	6.7	46.1	6.7
Amortization of intangible assets	45.0	6.2	41.0	6.0
Interest expense	35.4	4.9	33.5	4.8
Provision for income taxes	48.7	6.7	45.0	6.5
EBITDA	345.6	47.6	337.3	48.9
Acquisition-related costs (earn-outs)	(0.1)	—	0.1	—
Gain from dispositions	—	—	(19.4)	(2.8)
Adjusted EBITDA	345.5	47.6	318.0	46.1
Adjusted EBITDA from acquisitions and dispositions	(3.2)	(0.5)	3.1	0.5
Organic adjusted EBITDA	$342.3	47.1	$321.1	46.6

Segment Results Summary and Adjusted EBITDA Reconciliation

(in millions)

Note: Organic revenues and adjusted EBITDA are non-GAAP measures.

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$535.6	$156.2	$34.3	$495.3	$154.2	$40.3
Revenues from acquisitions and dispositions	(12.5)	—	—	(4.0)	—	(1.4)
Organic revenues	$523.1	$156.2	$34.3	$491.3	$154.2	$38.9

EBITDA	$289.0	$53.7	$2.9	$273.2	$49.4	$14.7
Acquisition-related costs (earn-outs)	(0.1)	—	—	0.1	—	—
Gain from dispositions	—	—	—	(15.9)	—	(3.5)
Adjusted EBITDA	288.9	53.7	2.9	257.4	49.4	11.2
Adjusted EBITDA from acquisitions and dispositions	(3.2)	—	—	3.9	—	(0.8)
Organic adjusted EBITDA	$285.7	$53.7	$2.9	$261.3	$49.4	$10.4

Segment Adjusted EBITDA Margin Reconciliation

Note: Segment adjusted EBITDA margin is calculated as a percentage of respective segment revenues.

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	54.0%	34.4%	8.3%	55.2%	32.0%	36.4%
Acquisition-related costs (earn-outs)	(0.1)	—	—	—	—	—
Gain from dispositions	—	—	—	(3.2)	—	(8.8)
Adjusted EBITDA margin	53.9	34.4	8.3	52.0	32.0	27.6

Consolidated Adjusted EBITDA Expense Reconciliation

(in millions)

Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended
	March 31,
	2021	2020
Operating expenses	$475.7	$437.5
Depreciation and amortization of fixed assets	(48.5)	(46.1)
Amortization of intangible assets	(45.0)	(41.0)
Investment (income) loss and others, net	(1.7)	2.1
Acquisition-related costs (earn-outs)	0.1	(0.1)
Gain from dispositions	—	19.4
Adjusted EBITDA expenses	$380.6	$371.8

Diluted Adjusted EPS Reconciliation

(in millions, except per share amounts)

Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended
	March 31,
	2021	2020
Net income	$168.0	$171.7
plus: Amortization of intangibles	45.0	41.0
less: Income tax effect on amortization of intangibles	(9.9)	(9.0)
plus: Acquisition-related costs and interest expense (earn-outs)	(0.1)	0.1
less: Gain from dispositions	—	(19.4)
plus: Income tax effect on gain from dispositions	—	9.6
Adjusted net income	$203.0	$194.0

Diluted EPS attributable to Verisk	$1.03	$1.04
Diluted adjusted EPS	$1.23	$1.17

Weighted-average diluted shares outstanding	164.4	165.7

Free Cash Flow Reconciliation

(in millions)

Note: Free cash flow is a non-GAAP measure.

	Three Months Ended
	March 31,
	2021	2020	Change
Net cash provided by operating activities	$448.7	$362.6	23.7%
Capital expenditures	(59.2)	(52.9)	11.9
Free cash flow	$389.5	$309.7	25.8